Exhibit 10.3

PERSONAL PROPERTY SALES AGREEMENT

THIS AGREEMENT is made this 21st day of September, 2005, by and among Steak n Shake Operations, Inc., an Indiana corporation ("Seller") and Reinwald Enterprises Emory, LLC ,an Indiana limited liability company, and Reinwald Enterprises Wild Geese, LLC, an Indiana limited liability company, both having their principal offices at 9948 Ridge Drive, Indianapolis, Indiana 46256 or its assigns (collectively the "Purchaser").

RECITALS

A.
Seller and Purchaser have entered into that Multiple Unit Franchise Agreement whereby Purchaser will become a franchisee of Seller and Seller will transfer its interest in certain real and personal property located in the Knoxville, Tennessee metropolitan area to Purchaser.

B.	The Seller and Purchaser have entered into a separate agreement for the sale of the Real Estate located at 310 Wild Geese Road, Knoxville, Tennessee (the "Knoxville Real Estate"); and
C.
Seller and Purchaser have entered into a separate Assignment and Assumption Agreement whereby Purchaser will assume Seller’s leasehold interest in the real property located at 550 E. Emory Road, Powell, Tennessee (the "Powell Real Estate") (collectively Knoxville Real Estate and Powell Real Estate referred to as the "Real Estate").

D.
In addition to transferring the Real Estate, Purchaser is desirous of buying and Seller is willing to sell all of the good will, inventory, equipment, furniture and fixtures associated with the operation of its restaurants on the Real Estate under the terms and conditions set for herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, promises and agreements herein set forth, receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser mutually agree as follows:

1. PURCHASE OF ALL PERSONAL PROPERTY ON PREMISES
Purchaser agrees to purchase and Seller agrees to sell all good will, together with the inventory (including food and beverage inventory), equipment, furniture and fixtures listed on Schedule 1, attached hereto and incorporated by reference, located in and on the Real Estate (the "Personal Property"). The parties acknowledge that expressly excluded from the assets sold hereunder are the following items: cash, accounts receivable, Third-Party owned equipment.

2.	CONTINGENCIES
The Parties’ obligations to purchase the personal property sold hereunder is contingent upon the consummation of the sale of the Knoxville Real Estate and the assignment and assumption of the Lease for the Powell Real Estate by Purchaser and the commencement of the franchise contemplated by the Multiple Unit Franchise Agreement.

3.	PURCHASE PRICE
The purchase price for the Personal Property will be allocated as follows:
Personal Property located at the Knoxville Real Estate:  $440,000
Personal Property located at the Emory Real Estate: $140,000
The purchase price shall be paid in cash to Seller at closing.

4.	WARRANT TITLE
Seller warrants that it is the owner of all of the personal property sold hereunder free and clear of any liens or encumbrances and that to the best of Seller’s actual knowledge, there are no restrictions that prevent or prohibit Seller from transferring title to all such personal property to Purchaser at closing.

5.	USE PENDING CLOSING
Seller shall not sell or transfer any of the Personal Property except for inventory in the normal course of business.

6.	INSPECTION
The parties shall conduct a walk-through inspection prior to closing to verify the conditions and status of all Personal Property on the Real Estate. If Personal Property is not at the Real Estate, Purchaser shall deduct the value of said items, as reasonably determined by the Purchaser, from the Purchase Price.

7.	BILL OF SALE
At closing, the Seller shall tender a Bill of Sale transferring all personal property on the premises to Purchaser, and assigning all warranties.

8.	CLOSING
Closing shall take place simultaneously with the transactions for the transfer of Seller’s interest in the Real Estate, at a mutually agreed upon location unless extended by mutual agreement of the parties. Seller shall surrender possession of the Personal Property at closing.

EXECUTED on this, the 21st day of September, 2005, by Purchaser.

Reinwald Enterprises Emory, LLC an Indiana limited liability company

By: __/s/ Gary T. Reinwald____________________________
Title:_Member_______________________________

Reinwald Enterprises Wild Geese, LLC an Indiana limited liability company

By: _/s/ Gary T. Reinwald__________________________
Title:_Member_____________________________

EXECUTED on this, the 21st day of September, 2005, by Seller.

STEAK N SHAKE OPERATIONS, INC., an Indiana corporation

By: _/s/ Steak n Shake Operations, Inc._________________________________
                       Name: _/s/ David C. Milne___________________________________
Title: _General Cousel, Corporate Secretary_____________________

SCHEDULE 1
EQUIPMENT, FURNITURE AND FIXTURE LIST

(To be compiled during the inspection period)